Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 2 Registration Statement of Sound Surgical Technologies, Inc. on Form SB-2 of our report dated December 2, 2004, except for Note 9 as to which the date is January 31, 2005, on the financial statements of Sound Surgical Technologies, LLC and Subsidiaries appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Ehrhardt Keefe Steiner & Hottman PC

February 10, 2005

Denver, Colorado